Exhibit 99.1

    Geron Corporation Reports 2006 First Quarter Financial Results

    MENLO PARK, Calif.--(BUSINESS WIRE)--April 28, 2006--Geron Corporation (Nasdaq:GERN) today reported financial results for the three months ended March 31, 2006.
    For the first quarter of 2006, the company reported operating revenues of $583,000 and operating expenses of $11.4 million compared to $59,000 and $10.4 million, respectively, for the comparable 2005 period. Net loss for the 2006 period was $9.0 million or $(0.14) per share compared to $9.7 million or $(0.18) per share for the comparable 2005 period.
    Revenues for the first quarter of 2006 primarily reflected revenue recognized from the license and option payment received in July 2005 from Merck & Co., Inc. pursuant to the company's research, development and commercialization license agreement with Merck. Revenues for the first quarter of 2005 represented royalty revenues under license agreements with various companies for sales of telomerase-based diagnostic kits, shared profits from sales of reagent research products, and license fee revenues recognized from sublicense agreements or license option agreements with various companies for nuclear transfer and telomerase technology.
    Overall research and development expenses increased for the first quarter of 2006 to $9.4 million, compared to $6.5 million for the comparable 2005 period, as a result of higher personnel-related costs, increased use of scientific supplies and increased manufacturing costs for the telomerase cancer vaccine. The decrease in general and administrative expenses for the first quarter of 2006 to $2.1 million, compared to $3.9 million for the comparable 2005 period, was the net result of decreased consulting expense, partially offset by the recognition of compensation expense related to stock option grants.
    The company expects its research and development expenses to increase in the future as it continues clinical trials of its telomerase inhibitor drug, GRN163L, and its telomerase-based cancer vaccine and furthers the development of its human embryonic stem cell
(hESC) programs.

    First Quarter 2006 Highlights:

    -- A company presentation at the Stem Cells & Regenerative Medicine Meeting in San Francisco described an improved method of deriving islet cells from hESCs. These hESC-derived islets secrete insulin and glucagon and express the appropriate set of genetic markers confirming them to be human islet cells. Moreover, the new production method generates islet-like clusters that contain proliferating precursors, which if isolated, could potentially enable the scalable production of hESC-derived islets.

    -- A presentation by Geron's collaborator from the University of California at Los Angeles at the Gordon Research Conference "The Biology of Aging" in Ventura, California, described studies that showed Geron's small molecule telomerase activators, TAT0001 and TAT0002, enhance the functional activity of immune cells from HIV/AIDS donors. The research demonstrated that the telomerase activators not only increased the proliferative capacity of cytotoxic (CD8+) T-cells and their ability to produce a virus-fighting molecule, gamma Interferon (IFNy), but also improved the ability of CD8+ cells from HIV-positive donors to inhibit virus production in infected CD4+ T-cells.

    -- Launch of a new licensed product was announced. A new immortalized human cell line is available through ATCC(R) (American Type Culture Collection). The new line, T HESC, is a human endometrium fibroblast-like cell line immortalized with human telomerase reverse transcriptase (hTERT). Telomerase is an enzyme shown to confer unlimited replicative capacity to normal cells without causing deregulation of normal growth control.

    -- Geron and Cambrex Bio Science entered into an agreement for the manufacture of Geron's telomerase cancer vaccine, GRNVAC1. The agreement provides for the transfer of Geron's vaccine production process to Cambrex and the cGMP manufacture of GRNVAC1 by Cambrex.

    -- Geron and MaxCyte entered into a license, option, development, and supply agreement to utilize MaxCyte's proprietary cell loading system for the manufacture of mRNA-loaded dendritic cell-based vaccines, including Geron's GRNVAC1 telomerase cancer vaccine. The agreement provides Geron with access to MaxCyte's GMP-compliant cell loading technology for use in closed-system manufacturing of GRNVAC1 and other future therapeutic cancer vaccine products.

    -- A presentation by Geron's collaborator from the University of Washington at the meeting on Molecular Mechanism of Cardiac Disease and Regeneration described study results that showed cardiomyocytes differentiated from hESCs survive, engraft and prevent heart failure when transplanted into an infarcted rat heart. The results provide proof-of-concept that transplanted hESC-derived cardiomyocytes show promise as a treatment for myocardial infarction and heart failure.

    -- Geron entered into two agreements with the University of Oxford relating to its program to produce dendritic cells from hESCs. Under the agreements, Geron received a worldwide exclusive license for patent applications filed by the University for pioneering work by Oxford scientists who derived dendritic cells from hESCs and Geron will fund work at the University to further develop the technology under the guidance of Dr. Paul Fairchild and Professor Herman Waldmann.

    -- Geron initiated clinical testing of its lead anti-cancer compound, GRN163L, in patients with solid tumor malignancies at The University of Chicago Cancer Research Center. This Phase 1, dose-escalation trial is primarily designed to demonstrate the safety and tolerability of GRN163L administered intravenously (IV) on a weekly basis in patients with refractory or relapsed solid tumor malignancies.

    Geron is a biopharmaceutical company developing and commercializing three groups of products: i) therapeutic products for oncology that target telomerase; ii) pharmaceuticals that activate telomerase in tissues impacted by senescence, injury or degenerative disease; and iii) cell-based therapies derived from its human embryonic stem cell platform for applications in multiple chronic diseases.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technologies and Geron's future financial results, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2005 and the quarterly report on Form 10-Q to be filed for the period ended March 31, 2006.


                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                            THREE MONTHS ENDED
                                                MARCH 31,
(In thousands, except share and per
 share amounts)                             2006         2005
                                            ----         ----

Revenues from collaborative
 agreements                             $        55   $        --
License fees and royalties                      528            59
                                       -------------  ------------
   Total revenues                               583            59

Operating expenses:
  Research and development                    9,363         6,473
  General and administrative                  2,082         3,949
                                       -------------  ------------
   Total operating expenses                  11,445        10,422
                                       -------------  ------------
Loss from operations                        (10,862)      (10,363)

Interest and other income                     1,892           847
Interest and other expense                      (40)         (172)
                                       -------------  ------------
Net loss                                $    (9,010)  $    (9,688)
                                       =============  ============

Basic and diluted net loss per share         $(0.14)       $(0.18)
                                       =============  ============
Weighted average shares used in
 calculation of basic and diluted
 net loss per share                      65,088,861    54,175,184
                                       =============  ============


                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                         MARCH 31,       DECEMBER 31,
(In thousands)                            2006              2005
                                          ----              ----
                                       (Unaudited)       (Note 1)
Current assets:
  Cash, restricted cash and cash
   equivalents                        $       80,935    $      97,163
  Marketable securities                      103,277           93,840
  Interest and other receivables               2,147            2,304
  Other current assets                         3,042            2,338
                                     ----------------   --------------
Total current assets                         189,401          195,645

Property and equipment, net                    2,613            2,754
Deposits and other assets                      2,115            2,467
Intangible assets                                188              377
                                     ----------------   --------------
                                      $      194,317    $     201,243
                                     ================   ==============

Current liabilities                            6,859            9,328
Noncurrent liabilities                           954            1,210
Stockholders' equity                         186,504          190,705
                                     ----------------   --------------
                                      $      194,317    $     201,243
                                     ================   ==============


Note 1: Derived from audited financial statements included in the Company's Annual Report on Form 10-K for the year ended
        December 31, 2005.

    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765